UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2012

ELOQUA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35616	98-0551177
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1921 Gallows Road, Suite 250 Vienna, VA		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 584-2750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 21, 2012, Eloqua, Inc. (the “Company”) made a final payment of approximately $1.8 million pursuant to the Loan and Security Agreement between Silicon Valley Bank (“SVB”) and the Company, dated June 15, 2009, as amended December 28, 2010 and June 15, 2012 (the “Loan Agreement”) and terminated the Loan Agreement. The term loan made by SVB to the Company under the Loan Agreement bore interest of prime plus 1.5%. The Loan Agreement also provided for a revolving line of credit, which bore interest of prime plus 1.0%. The Loan Agreement contained customary covenants and events of default. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.6 to the Company’s Amendment No. 7 to Registration Statement on Form S-1, filed July 13, 2012.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, the Board of Directors of the Company appointed Alex P. Shootman, age 47, as President of the Company, effective September 7, 2012. In connection with Mr. Shootman’s appointment, Joseph P. Payne relinquished his role as President of the Company and will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors.

Mr. Shootman joined the Company in July 2009 as Chief Revenue Officer. Prior to joining the Company, Mr. Shootman served as senior vice president of worldwide sales and services of Vignette Corporation from October 2006 to November 2008 and as executive vice president of sales and marketing at TeleTech Holdings, Inc. from July 2005 to October 2006. Mr. Shootman has held sales positions at a number of companies, including BMC Software, Inc. and IBM Corporation. Mr. Shootman holds a Bachelor of Business Administration from the University of Texas at Austin.

There are no arrangements or understandings between Mr. Shootman and any other person(s) pursuant to which Mr. Shootman was appointed as President, and there is no family relationship between Mr. Shootman and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Upon his appointment as President, Mr. Shootman’s annual base salary was increased from $235,000 to $300,000 and his annual cash bonus target was decreased from $235,000 to $200,000. Mr. Shootman will continue to participate in the Company’s Senior Executive Incentive Bonus Plan.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release regarding the appointment of Mr. Shootman as President of the Company is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 10, 2012, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012	Eloqua, Inc.

	By:	/s/ Stephen E. Holsten
Stephen E. Holsten
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 10, 2012, furnished herewith